Exhibit 10.26

Amendment Two
to
Google Linking Agreement

This Amendment two to Google Linking Agreement (the “Amendment Two”) is entered into by and between Google Ireland Limited, a company formed under the laws of Ireland (“Google”) and Qizhi Software (Beijing) Co., Ltd., a company formed under the laws of People’s Republic of China (“Customer”).  This Amendment Two shall be effective as of December 1, 2009 (the “Amendment Two Effective Date”).  Capitalized terms not otherwise defined herein shall have their meanings as set forth in the Agreement (as defined below).

WHEREAS, Google and Beijing Qihoo Technology Co., Ltd. entered into Google Linking Agreement effective as of December 1, 2008 (the “Agreement”), Google, Beijing Qihoo Technology Co., Ltd. and Customer entered into Novation Agreement effective as of May 1, 2009 (the “Novation Agreement”), Google and Customer entered into Amendment One to Google Linking Agreement as of July 1, 2009 (the “Amendment One”), pursuant to which Google provide services to Customer; and

WHEREAS, Google and Customer desire to amend certain terms in the Agreement; and

NOW THEREFORE, in consideration of the mutual promises contained herein, the parties mutually agree as follows:

1.                                       The term in Section 14.1 of the Agreement is hereby extended through January 31, 2010.

2.                                       General Provisions.  Except as expressly amended by this Amendment Two, the Agreement, as amended, is in all respects ratified, confirmed and approved and all terms, provisions and conditions set forth in the Agreement or prior amendments which are not specifically modified by this Amendment Two shall be and remain in full force and effect.  The failure of either party to enforce at any time or for any period of time, any provision of the Agreement, Amendment One, or this Amendment Two shall not be construed as a waiver of such provision or of the right of such party thereafter to enforce such provision.  In the event of any conflict between the meaning of the terms and conditions of the Agreement, Amendment One and this Amendment Two, the terms and conditions set forth in this Amendment Two shall govern.  This Amendment Two constitutes part and parcel of the Agreement and shall be construed as part of the context of the Agreement.

IN WITNESS WHEREOF, the parties have executed this Amendment Two by persons duly authorized as of the Amendment Two Effective Date.  This Amendment Two may be executed in counterparts, including facsimile counterparts, each of which shall be deemed an original, and all of which, when taken together, shall constitute one and the same instrument.

Google: Google Ireland Limited		Customer: Qizhi Software (Beijing) Co., Ltd.

By:	/s/ Grabam Law	By:	/s/ Hongyi Zhou

Print Name:	Grabam Law	Print Name:

Title:	Director	Title:	CEO

Date:	November 30, 2009	Date:	30 November, 2009